UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 5, 2006
Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 4000
Chicago, Illinois 60606
(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with its annual meeting of stockholders to be held on May 17, 2006 (the “Annual Meeting”), First Industrial Realty Trust, Inc. (the “Company”) has included a proposal (the “Proposal”) in the proxy statement relating to such meeting (the “Proxy Statement”) requesting that stockholders approve Amendment No. 1 (the “Amendment”) to its 2001 Stock Incentive Plan (as amended, the “Plan”). The Amendment does not increase the total number of shares available under the Plan. As further described in the Proxy Statement, the purpose of the Amendment is merely to increase the sub-limit under the Plan on shares of common stock available for grants of restricted stock and other full value awards.

To assist stockholders and other interested parties in their analysis of the affect of the Amendment, the Company wishes to make the following disclosures.

The Company wishes to note that, as disclosed in the Proxy Statement, since 2002 the Company has used restricted stock awards exclusively as its equity incentive award and currently does not intend to use stock options as part of future equity incentive awards. Please further note, however, were the Company to issue non-qualified stock options under the Plan in the future, it would issue them at a strike price equal to or greater than the fair market value of the Company’s common stock on the date of issuance.

Additionally, it currently is, and historically has been, the Company’s practice to issue restricted stock to employees only in the first quarter of each year. Year-to-date 2006 and during full years 2005 and 2004, the Company issued 304,311, 200,042 and 216,617 shares of restricted stock, respectively.  As of the years ended December 31, 2005, 2004 and 2003, the total number of shares of common stock and operating partnership units outstanding was 51.2 million, 49.3 million and 46.6 million, respectively. Thus, as a percentage of total number of shares of common stock and operating partnership units outstanding as of the last three years just ended, the Company's first quarter 2006 and full years 2005 and 2004 issuances of restricted stock represented 0.59%, 0.41% and 0.47%, respectively (i.e. an average of less than half a percent).

Management of the Company believes that the use of restricted stock is an important tool in compensating, retaining and recruiting highly talented professionals. Management is also keenly aware of stockholders' interests regarding the issuance of equity based compensation and believes that the Company’s practices are prudent.

Georgeson Shareholder Services, Inc. (“Georgeson”) acts as the Company’s proxy solicitor at a cost of $7,000, plus reasonable out-of-pocket expenses including a telephone solicitation campaign approved by the Company.

The information furnished in this report under this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.
By: /s/ Scott A. Musil
Name: Scott A. Musil Title: Chief Accounting Officer
(Principal Accounting Officer)

Date: May 5, 2006